Exhibit 8

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: June 6, 2016

Kevin S. Wilson

/s/ Kevin S. Wilson
Kevin S. Wilson

Shawna M. Wilson

/s/ Shawna M. Wilson
Shawna M. Wilson

Christian Kyle Wilson Trust

By:	/s/ Clint Roth
Name:	Clint Roth
Title:	Trustee

Collin Michael Wilson Trust

By:	/s/ Clint Roth
Name:	Clint Roth
Title:	Trustee

Conner Jacob Wilson Trust

By:	/s/ Clint Roth
Name:	Clint Roth
Title:	Trustee

Cora L. Wilson Trust

By:	/s/ Clint Roth
Name:	Clint Roth
Title:	Trustee

Wilson Family Trust

By:	/s/ Kevin S. Wilson
Name:	Kevin S. Wilson
Title:	Trustee

Cuattro, LLC

By:	/s/ Kevin S. Wilson
Name	Kevin S. Wilson
Title:	Manager